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                                                                  EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

     The undersigned (individually and collectively, the "Subscriber"), intending to be legally bound, hereby applies to Satilla Financial Services, Inc. (the "Company") to purchase the number of shares of Company's $.01 par value common stock (the "Shares") at $10.00 per share (the "Purchase Price") specified below, in accordance with the terms and conditions of this Agreement and the Company's Offering of Shares pursuant to the accompanying Prospectus dated March __, 1999 (the "Prospectus").

     1. Receipt of Prospectus. The Subscriber has received and read a copy of the Prospectus and understands and agrees that upon acceptance by the Company, this Subscription will be a binding obligation of the Subscriber to purchase the shares subscribed.

     2. Purchase for Subscriber's Account Only. The Subscriber represents, warrants, and covenants that he is offering this Subscription Agreement and will purchase the Shares solely for his own account and for the person(s) in whose name(s) such shares are to be registered as set forth below.

     3. Minimum Purchase. The Subscriber understands that the minimum number of Shares that may be subscribed in the Offering is 200, and that the Company will reject and return any subscription for less than 200 Shares.

     4.  Payment and Delivery of Subscription.    ALL CHECKS IN PAYMENT OF
SUBSCRIPTIONS MUST ACCOMPANY THIS SUBSCRIPTION AGREEMENT AND SHALL BE PAYABLE TO "THE BANKERS BANK, SATILLA ESCROW AGENT". All Shares subscribed and made available to the undersigned Subscriber by the Company must be paid in full before the Company will be obligated to issue any Shares in respect of such Subscription. SUBSCRIPTION AGREEMENTS AND CHECKS IN PAYMENT FOR SHARES SUBSCRIBED SHOULD BE DELIVERED TO SATILLA FINANCIAL SERVICES, INC., 180 MARINERS DRIVE, KINGSLAND, GEORGIA 31548, ATTENTION: DAVID L. KNOX, SR. The Offering is scheduled to terminate on _____________ , 1999, but the Company reserves the right, in its sole discretion, to extend, suspend or terminate the Offering at any time.

     5. Escrow Agent; Rejection of Subscription. The Subscriber understands and agrees that, as set forth in the accompanying Prospectus, the Company may reject or accept any subscription, in whole or in part, at any time and for any reason. In the event that the Company rejects any part of a subscription, the Escrow Agent will return the rejected portion of the previously paid subscription funds, together with interest earned on such returned subscription funds, if any, to the Subscriber.

     6. Allocation of Shares. The Subscriber understands and agrees that, as described in the Prospectus, if fewer than all Shares subscribed for by the undersigned are accepted by the Company, the excess subscription funds will be returned to the undersigned without interest. The Subscriber understands and agrees that, as described in the Prospectus, the Company has, in its sole discretion, the right to allocate Shares among Subscribers, and to accept or reject Subscriptions in whole or in part. Only whole Shares will be issued in the Offering.

     7. Delivery of Certificates. As a convenience to the Subscriber, unless the Subscriber indicates otherwise in the space provided below, the Subscriber will receive physical delivery of a physical certificate for Shares, registered in his name, as directed in this Subscription Agreement.

     8. Miscellaneous. The Subscriber confirms that he resides at the address shown hereon and that all information supplied by it is true, accurate, and complete, and shall constitute representations, warranties, and covenants which shall survive the execution, delivery, and acceptance of this Subscription Agreement and the issuance and delivery of the Shares to the Subscriber or his broker, and/or the return of any subscription funds. When accepted by the Company, this Agreement shall bind the Subscriber and his successors and assigns, heirs, personal and legal representatives, and heirs to pay for all Shares subscribed. The Subscriber may not assign or transfer this Subscription Agreement or any interest herein, and this Agreement may not be revoked by the Subscriber. Headings used herein are for convenience of reference only and shall not be considered in construing the terms of this Agreement. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     Shares purchased by the undersigned shall be registered as listed below. In the absence of any contrary instructions, all Shares subscribed by two or more individuals will be registered to such persons as joint tenants with rights of survivorship. (If certificates for Shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for Shares are to be issued in the name of one person for the benefit of another, or in a person's Individual Retirement Account (or other qualifying retirement account), please indicate whether registration should be as trustee, custodian, or holder of an IRA/Retirement Account for each person, and if as trustee, please provide the full name and date of such trust.)
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     IN WITNESS WHEREOF, the undersigned, acting with full authority and capacity has executed, or caused to be executed, this Subscription Agreement.

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
Number of Shares subscribed (Minimum of 200 Shares):                 Name(s) of Subscriber(s):


------------------------------------------------                     -------------------------------------------------------


                                                                     -------------------------------------------------------

Total Subscription Price                                             Please PRINT or TYPE exact name(s) in which the
(at $10.00 per Share): $                                             undersigned desires the Shares to be registered
                        ------------------------

-----------------------------------------------------------          ---------------------------------------------------------------


 PLEASE INDICATE THE FORM OF OWNERSHIP THE UNDERSIGNED DESIRES FOR THE SHARES:

           [ ] Individual              [ ] Tenants in Common              [ ] Joint Tenants with Rights of Survivorship
           [ ] Trustee                 [ ] Custodian                      [ ] Beneficiary of IRA/Retirement Account
           [ ] Corporation             [ ] Partnership                    [ ] Other
                                                                                    --------------------------



------------------------------------------------------          ------------------------------------------------------
Social Security or Federal Taxpayer Identification No.          Social Security or Federal Taxpayer Identification No.



------------------------------------------------------          ------------------------------------------------------
Residence Street Address/Route                                  Residence Street Address/Route



------------------------------------------------------          ------------------------------------------------------
City and State                                     Zip          City and State                                     Zip



------------------------------------------------------          ------------------------------------------------------
Area Code and Telephone Number                                  Area Code and Telephone Number

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                              SUBSTITUTE FORM W-9
Under the penalties of perjury, I certify that: (1) the Social Security Number or Federal Taxpayer Identification Number given above is correct; and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated.


       Signature*                        Date:                , 1999
                 ------------------------     ----------------
--------------------------------------------------------------------------------

            SUBSCRIBER #1                         SUBSCRIBER #2 (IF ANY)



----------------------------------     -----------------------------------------
Signature*                    Date     Signature*                           Date

*If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.

                          DO NOT WRITE BELOW THIS LINE
================================================================================

Received:                   , 1999.        Accepted as of:                 , 1999, as to         Shares.
         -------------------                              -----------------             ---------

SATILLA FINANCIAL SERVICES, INC.


By:                                         Title:
   -----------------------------------            ------------------------------

SUBSCRIBERS MUST SIGN BOTH THIS AGREEMENT AND THE SUBSTITUTE FORM W-9